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                                                                       Exhibit D

                    Cohen & Steers Dividend Majors Fund, Inc.
              Incorporated under the laws of the State of Maryland


Common Stock                                           CUSIP
This certificate is transferable in     See reverse side for certain definitions
New York, NY


This is to Certify that ________________________________________________ is the owner of _________________ fully paid and non-assessable shares of the Common Stock, par value $.001 per share, of Cohen & Steers Dividend Majors Fund, Inc. hereinafter called the "Corporation", transferable on the books of the said Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate duly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the Articles of Incorporation and By-Laws and all amendments thereto, copies of which are on file in the offices of the Corporation, to all of which the holder of acceptance hereof assents.

                  The Corporation is authorized to issue more than one class of capital stock. The Corporation will furnish a full statement of the designation and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the stock of each class which the Corporation is authorized to issue to any stockholder upon request without charge.

                  This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

                  Witness, the seal of the Corporation and the signatures of its duly authorized officers.

Dated:


______________________________         _____________________________________
         Secretary                                             President








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Notice: The signature to this assignment must correspond with the name as written upon the back of the certificate in every particular, without alteration or enlargement of any change whatever.

The Corporation may issue more than one class of stock. Upon the request of a stockholder, and without charge, the Corporation will provide a description of each class of stock that the Corporation is authorized to issue, including the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of each class, and, with respect to any preferred or special class in series, the differences in the relative rights and preferences between the shares of each series to the extent they have been set and the authority of the Board of Directors to set the relative rights and preferences of subsequent series.

The following abbreviations when used in the inscription on the face of the Certificate shall be construed as though they were written out in full according to applicable laws.

_______________________________________________________________________________________________________________________________
TEN COM          -- as tenants in common                         UNIF GIFT MIN ACT          -- ......Custodian.........
_______________________________________________________________________________________________________________________________
TEN ENT          -- as tenants by the entireties                                            (Cust)             (Minor)
_______________________________________________________________________________________________________________________________
JT TEN           -- as joint tenants with right of                                          Under Uniform Gifts to Minors
                 survivorship and not as tenant in common                                   Act ............................
                                                                                                                (State)
_______________________________________________________________________________________________________________________________

            Additional abbreviations may also be used though not in the above list.

For value received, _____ hereby sell, assign and transfer unto
(Please insert social security or other identification number of assignee)

________________________________________________________________________________

________________________________________________________________________________
(Please print or typewrite name and address including postal zip code of assignee)

________________________________________________________________________________

__________________________________________________________________________Shares
of the Common Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint _____________________________________________
Attorney to transfer the said Shares on the books of the within-named Corporation with full power of substitution in the premises.

Dated __________________

       In presence of __________________________________________________________